PERFORMANCE CALCULATION

                      COLONIAL SELECT VALUE FUND - CLASS C



                             Inception Date: 8/1/97


                                 SINCE INCEPTION
                               8/1/97 TO 10/31/97

                                 Standard                      Non-Standard
                                 --------                      ------------

         Initial Inv.              $1,000.00                    $1,000.00

         Amt. Invested             $1,000.00                    $1,000.00
         Initial NAV                  $19.86                       $19.86
         Initial Shares               50.352                       50.352

         Shares From Dist.                                          0.000
         End of Period NAV            $20.41                       $20.41

         CDSC                          1.00%
         Total Return                  1.77%                        2.77%

         Average Annual
          Total Return                   N/A                          N/A